UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 29, 2015

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Discovery Laboratories, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) on June 29, 2015, notifying the Company of its failure to maintain a minimum closing bid price of $1.00 over the then preceding 30 consecutive trading days for its common stock as required by Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).  The letter stated that the Company had until December 28, 2015 to demonstrate compliance by maintaining a minimum closing bid price of at least $1.00 for a minimum of at least 10 consecutive trading days.

On December 29, 2015, the Company received a second letter from Nasdaq indicating that the Company had not regained compliance with the Minimum Bid Price Requirement, but that the Company was eligible for an additional 180 day calendar period, or until June 27, 2016, to regain compliance with the rule.  The determination by Nasdaq that the Company was eligible for this additional period was based upon the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the Minimum Bid Price Requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period, including by effecting a reverse stock split, if necessary.  Both letters were issued in accordance with standard Nasdaq procedures and have no immediate effect on the listing of the Company’s common stock at this time.

The Company intends to monitor the closing bid price of its common stock and, if a reverse stock split is approved by the stockholders of the Company at a Special Meeting of Stockholders to be held on January 21, 2016, the Company’s Board of Directors will consider whether a reverse stock split is necessary and would facilitate the Company regaining compliance with the Minimum Bid Price Requirement by June 27, 2016.  If the Company does not regain compliance with the Minimum Bid Price Requirement by June 27, 2016 and does not timely implement a reverse stock split, Nasdaq will provide the Company with written notification that its common stock will be delisted.  At that time, the Company may appeal Nasdaq’s determination to delist its common stock to the Nasdaq Hearings Panel.  If granted, an appeal would stay delisting until a Hearings Panel ruling.  After the Hearings Panel determination is final, the Company may then appeal the Hearings Panel decision to the Listing Council.  If granted, such an appeal would not stay the Hearings Panel decision.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

	By:	/s/John G. Cooper
Name: John G. Cooper
Title: President and Chief Executive Officer

Date: December 29, 2015